                                   EXHIBIT 4.1

    Amended and Restated Certificate of Incorporation dated October 29, 1996

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CURBSTONE ACQUISTITION CORP.
-------------------------------------------------------------------------------

     Curbstone Acquisition Corp., incorporated November 29, 1988.

     Thomas R. Brooksbank and George G. Chachas hereby certify that:
     1. They are the president and secretary, respectively, of Curbstone Acquisition Corp., a Delaware corporation (the "Corporation").
     2. The Certificate of Incorporation of this Corporation is amended and restated in its entirety to read as follows:

                                   ARTICLE 1.

     The name of this Corporation (hereinafter called the or this "Corporation") is CURBSTONE ACQUISITION CORP.

                                   ARTICLE 2.

     The address of the registered office of this Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent of this Corporation in the State of Delaware at such address is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

                                   ARTICLE 3.

         The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE 4.

     This Corporation is authorized to issue one (1) class of shares to be designated as Common Stock ("Common Stock"). The total number of shares of Common Stock this Corporation shall have the authority to issue is Sixty Million (60,000,000). The Common Stock shall have a par value of $.0001 per share.

                                   ARTICLE 5.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power, both before and after receipt of any payment for any of the Corporation's capital stock, to adopt, amend, repeal, or otherwise alter the Bylaws of the Corporation without any action on the part of the stockholders; provided however, that the grant of such power to the Board of Directors shall not divest the stockholders of nor limit their power to adopt, amend, repeal or otherwise alter the Bylaws.

                                   ARTICLE 6.
     Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.


                                   ARTICLE 7.

     The Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE 8.

     A director of the Corporation shall, to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article Eighth shall eliminate or reduce the effect of this Article Eighth in respect of any matter occurring, or any cause of action, suit or claim that but for this Article Eighth, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision."

     We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of our own knowledge.

Date: October 29, 1996                       /S/ Thomas R. Brooksbank
                                             ------------------------------
                                             By:   Thomas R. Brooksbank
                                             Its:  President


                                             /S/ George G. Chachas
                                             -------------------------------
                                             By:   George G. Chachas
                                             Its:  Secretary

STATE OF NEVADA            }
                           } SS.
COUNTY OF CLARK            }

     I, a Notary Public, hereby certify that on the 29th day of October, 1996, personally appeared before me George G. Chachas, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing Certificate of Incorporation of CURBSTONE ACQUISITION CORP., as the Secretary, and that the statements therein contained are true.

/S/ Victoria S. Hessling
------------------------
Notary Public



STATE OF NEVADA            }
                           } SS.
COUNTY OF CLARK            }

     I, a Notary Public, hereby certify that on the 29th day of October, 1996, personally appeared before me Thomas R. Brooksbank, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing Certificate of Incorporation of CURBSTONE ACQUISITION CORP., as the President, and that the statements therein contained are true.

/S/ Victoria S. Hessling
------------------------
Notary Public